UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 31, 2009
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749

(Address of principal executive offices)	(Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities
In August 2006, CA, Inc. (the “Company”) announced the Fiscal 2007 Restructuring Plan (the “Fiscal 2007 Restructuring Plan”) to improve the Company’s expense structure and increase its competitiveness. On March 31, 2009, the Company approved additional cost reduction and restructuring actions relating to the Fiscal 2007 Restructuring Plan. The objectives under the Fiscal 2007 Restructuring Plan now include (1) a total workforce reduction of approximately 3,100 positions since the inception of the Fiscal 2007 Restructuring Plan, (2) global facilities consolidations and (3) other cost reduction initiatives. The Company expects to incur additional pre-tax restructuring charges of approximately $45 million, bringing the total pre-tax restructuring charges that the Company expects to incur in connection with the Fiscal 2007 Restructuring Plan to $345 million (including severance costs of approximately $230 million and global facilities consolidations of approximately $115 million). This increase in approval reflects the completion of the Fiscal 2007 Restructuring Plan, whereby expense recognition was substantially completed in fiscal 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: April 2, 2009	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Vice President, Corporate Governance, and Corporate Secretary